Exhibit 10.30.3

Date:	March 5, 2009

To:	Ashford Hospitality Limited Partnership (“Counterparty”)

Attention:	Swaps Administration

From:	UBS AG, London Branch (“UBS AG”)

Subject:	Flooridor Transaction
UBS AG Ref: 43374524
Dear Sirs:
The purpose of this communication is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below. This Confirmation constitutes a “Confirmation” as referred to in the Master Agreement or Agreement specified below.
The definitions contained in the 2006 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc. (“the Definitions”), are incorporated into this Confirmation. In the event of any inconsistency between any of the definitions listed above and this Confirmation, this Confirmation will govern.
You and we have agreed to enter into this Agreement in lieu of negotiating a Schedule to the 1992 ISDA Master Agreement (Multicurrency-Cross Border) form (the “ISDA Form Master Agreement”) but, rather, an ISDA Form Master Agreement shall be deemed to have been executed by you and us on the date we entered into the Transaction. In the event of any inconsistency between the provisions of this Agreement and the Definitions or the ISDA Form Master Agreement, this Agreement shall prevail for purposes of the Transaction. Terms used and not otherwise defined herein, in the ISDA Form Master Agreement. Each reference to a “Section” “of this Agreement” will be construed as a reference to a Section of the ISDA Form Master Agreement.
The terms of the particular Swap Transaction to which this Confirmation relates are as follows:

General Terms

Trade Date:	03 March 2009

Effective Date	14 December 2009

Termination Date:	13 December 2010, subject to adjustment in accordance with the Modified Following Business Day Convention.

Calculation Amount:	USD 3,600,000,000.00

Additional Provisions

Seller of the Swap Transaction:	UBS AG

Buyer of the Swap Transaction:	Counterparty

Calculation Agent:	UBS AG; provided, however, that if an Event of Default occurs with respect to UBS AG, then the Counterparty shall be entitled to appoint a financial institution that could qualify as a Reference Market-maker to act as Calculation Agent.

Business Days:	New York

Broker:	None

Fixed Amounts

Fixed Rate Payer:	Counterparty

Fixed Amount:	USD 8,450,000.00

Fixed Rate Payer Payment Date:	05 March 2009, subject to adjustment in accordance with the Business Day Convention specified below.

Business Day Convention:	Modified Following

Floating Amounts

Floor I

Seller of Floor I:	UBS AG

Buyer of Floor I:	Counterparty

Calculation Agent:	UBS AG, unless otherwise stated in the Schedule to the Master Agreement.

Business Days:	New York

Broker:	None

Floor I Payment Details

Floating Rate Payer:	UBS AG

Floor Rate:	1.25 percent per annum

Floor II

Seller of Floor II:	Counterparty

Buyer of Floor II:	UBS AG

Calculation Agent:	UBS AG, unless otherwise stated in the Schedule to the Master Agreement.

Business Days:	New York

Broker:	None

Floor II Payment Details

Floating Rate Payer:	Counterparty

Floor Rate:	0.75 percent per annum

The following details refer to both Floor I and Floor II:

Effective Date	14 December 2009

Termination Date:	13 December 2010, subject to adjustment in accordance with the Modified Following Business Day Convention.

Notional Amount:	USD 3,600,000,000.00

Floating Rate Option:	USD-LIBOR-BBA

Designated Maturity:	One month

Spread:	None

Floating Rate Day Count Fraction:	Actual/360

Floating Rate Payer Period End Dates:	13 January, 13 February, 13 March, 13 April, 13 May, 13 June, 13 July, 13 August, 13 September, 13 October, 13 November, 13 December in each year, from and including 13 January 2010, up to and including the termination date, subject to adjustment in accordance with the Modified Following Business Day Convention.

Floating Rate Payer Payment Dates:	13 January, 13 February, 13 March, 13 April, 13 May, 13 June, 13 July, 13 August, 13 September, 13 October, 13 November, 13 December in each year, from and including 13 January 2010, up to and including the termination date, subject to adjustment in accordance with the Business Day Convention specified below.

Reset Dates:	First day of each Calculation Period.

Business Day Convention:	Modified Following
Additional Provisions
(i)	“Specified Entity” shall mean none for both UBS AG and the Counterparty

(ii)	“Specified Transaction” shall have the meaning specified in Section 14 of the Agreement and shall also include any forward contracts, precious metals transactions, letters of credit reimbursement obligations and indebtedness for borrowed money (whether or not evidenced by a note or similar instrument) now existing or hereafter entered into between a party to this Agreement and the other party to this Agreement.

(iii)	The “Cross Default” provisions of Section 5(a)(vi) of the Agreement will be inapplicable to UBS AG and the Counterparty.

(iv)	The “Credit Event Upon Merger” provisions of Section 5(b)(iv) of the Agreement will be inapplicable to UBS AG and the Counterparty.

(v)	The “Automatic Early Termination” provision of Section 6(a) of the Agreement will be inapplicable to UBS AG and the Counterparty.
(vi)	The “Additional Termination Event” provision of Section 5(b)(v) of the Agreement will be inapplicable to UBS AG and the Counterparty

(vii)	Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties; provided, however, that this severability provision will not be applicable if any provision of Section 2, 5, 6 or 13 (or any definition or provision in Section 14 to the extent it relates to, or is used in or in connection with, such section) is held to be invalid or unenforceable, provided, further, that the parties agree to first use reasonable efforts to amend the affected provisions of Section 2, 5, 6 or 13 (or any definition or provision in Section 14 to the extent it relates to, or is used in or in connection with, such section) so as to preserve the original intention of the parties..

The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(viii)	Consent to Recording. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between officers or employees of the parties, waives any further notice of such monitoring or recording, and agrees to notify its officers and employees of such monitoring or recording.

(ix)	Waiver of Jury Trial. EACH PARTY IRREVOCABLY WAIVES ANY AND ALL

RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING IN CONNECTION WITH THIS AGREEMENT, ANY CREDIT SUPPORT DOCUMENT TO WHICH IT IS A PARTY, OR ANY TRANSACTION. EACH PARTY ALSO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO THE OTHER PARTY’S ENTERING INTO THIS AGREEMENT.

(x)	No Default by Fixed Rate Payer. Notwithstanding anything in the Agreement to the contrary, if Fixed Rate Payer has paid Floating Rate Payer the Fixed Amount when and where due, no Event of Default or Termination Events shall apply to Fixed Rate Payer. Upon payment of the Fixed Amount, Floating Rate Payer may not designate an Early Termination Date with respect to Fixed Rate Payer.

(xi)	Governing Law. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole without regard to the conflict of law provisions thereof (other than New York General Obligations Law Sections 5-1401 and 5-1402).

(xii)	Set-Off will not apply.

(xv)	Multibranch Party. For the purpose of Section 10(c) of the Agreement:
(i)	UBS AG is a Multibranch Party and may act through its branches in any of the following territories or countries: England and Wales and the United States of America.

(ii)	Counterparty is not a Multibranch Party.
(xvi)	Payments on Early Termination. For the purpose of Section 6(e) of this Agreement:
(i)	Market Quotation will apply.

(ii)	The Second Method will apply.
(xvii)	Transfer. (i) UBS AG and Counterparty agree that either party may transfer its rights and obligations under this Confirmation in whole and in part and (ii) Section 7 of this Agreement is hereby amended by: adding in the third line thereof after the word “party,” the words “which consent will not be unreasonably withheld or delayed”; provided, however, as long as such transfer does not bifurcate the Swap Transaction or otherwise give rise to credit costs.

(xviii)	Credit Support Document(s). NONE

(xix)	Credit Support Provider. Not Applicable for UBS AG or Counterparty.

(xx)	The purchased floor and sold floor (the “Flooridor Transaction”) form a single Swap Transaction, with payments under this Flooridor Transaction to be netted on each Scheduled Payment Date.

Payer Tax Representations
For the purposes of Section 3(e) of the ISDA Form Master Agreement, UBS AG and Counterparty will make the following representation: it is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of the ISDA Form Master Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the ISDA Form Master Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the ISDA Form Master Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) of this Agreement by reason of material prejudice to its legal or commercial position.
Payee Tax Representations
For the purpose of Section 3(f) of the Master Agreement, UBS AG makes the following representations: it is a non-U.S. branch of a foreign person for U.S. federal income tax purposes.
For the purpose of Section 3(f) of the Master Agreement, Counterparty makes the following representations:
it is a limited partnership organized under the laws of the State of Delaware and is regarded as a ”United States person” as that term is defined in Internal Revenue Code Section 7701(a)(30).
Agreement to Deliver Documents
For the purposes of Section 4(a)(i) and (ii) of the Master Agreement, the parties agree to deliver the following documents as applicable.

Party required to	Form/Document/Certificate	Date by which to
deliver document		be delivered
UBS AG and Counterparty	Any form or document required or reasonably requested to allow the other party to make payments without any deduction or witholding for or on account of any Tax, or with such deduction or withholding at a reduced rate.	Promptly upon reasonable demand by the other party.

Party required to	Form/Document/	Date by which to	Covered by Section 3(d)
deliver document	Certificate	be delivered	Representation
UBS AG and Counterparty	Any documents required by the receiving party to evidence the authority of the delivering party for it to execute and deliver this Confirmation to which it is a party, and to evidence the authority of the delivering party to perform its obligations under this Confirmation	Upon the execution and delivery of this Confirmation	Yes

UBS AG and Counterparty	A certificate of an authorized officer of the party, as to the incumbency and authority of the respective officers of the party signing this Confirmation	Upon the execution and delivery of this Confirmation	Yes

Party required to	Form/Document/	Date by which to	Covered by Section 3(d)
deliver document	Certificate	be delivered	Representation
Counterparty	True and correct copy of the constitutive documents of the company (the partnership agreement or limited partnership agreement and limited partnership certificate, as applicable, and any other relevant document), which have been certified by an officer or the relevant public authority where on file	Upon the execution and delivery of this Confirmation	Yes

Counterparty	Certificate of incorporation or formation, as applicable, of the General Partner	Upon the execution and delivery of this Confirmation	Yes
Relationship Between Parties
Each party will be deemed to represent to the other party on the date on which it enters into this Transaction that (in the absence of a written Agreement between the parties which expressly imposes affirmative obligations to the contrary for this Transaction):
(a) Non-Reliance. UBS AG is acting for its own account, and has made its own independent decision to enter into this Transaction. The Counterparty is acting on behalf of the Trust and has been instructed to enter into this Transaction, and such Transaction is appropriate or proper for it based upon its own judgement and upon advice from such advisers as it has deemed necessary. Each party is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction; it being understood that information and explanation relating to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of this Transaction.

(b) Assessment and Understanding. Each party is capable of assessing the merits of and understands (on its own behalf or through independent professional advice); and accepts, the terms, conditions and risks of this Transaction. Each party is also capable of assuming and assumes, the risks of this Transaction.
(c) Status of the Parties. Neither party is acting as a fiduciary for nor as an adviser to the other in respect of this Transaction.
(d) Eligible Contract Participant. Each party constitutes an “eligible contract participant” as such term is defined in Section 1a(12) of the Commodity Exchange Act, as amended.
References in this clause to “a party” shall, in the case of UBS AG and where the context so allows, include references to any affiliate of UBS AG.

Account Details for UBS AG:
Currency:	USD
Correspondent Bank:	UBS AG, STAMFORD BRANCH

ABA No:	026007993

Favour:	UBS AG LONDON BRANCH

Account No:	101-wa-140007-000

Payments to Counterparty:
Currency:	USD
Correspondent Bank:	JP Morgan Chase Bank
ABA No:	021-000-021
Account No.:	088-06397111
Account Name:	Ashford Hospitality LP
Ref:

Offices
(a)	The office of UBS AG for the Swap Transaction is London; and

The office of the Counterparty for the Swap Transaction is DALLAS, TX
Contact Names at UBS AG:

Pre Value Payments:	Pre Value Payment Investigations:	(44) 20 7568 2665
Post Value Payments:	Post Value Payment Investigations:	(44) 20 7567 8999
Confirmation Queries:	Phillip Thompson	Phone: (203) 719-8305
Fax: (203-719-3639
ISDA Documentation:	Credit Risk Management:	(44) 20 7568 9645
Swift:	UBSWGB2L
Fax:	(44) 20 7567 2685/2990
Address:	UBS AG
100 Liverpool Street
London EC2M 2RH

Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement by executing a copy of this Confirmation and returning it to us or by sending to us a letter or facsimile substantially similar to this letter, which letter or facsimile sets forth the material terms of the Transaction to which this Confirmation relates and indicates your agreement to those terms or by sending to us a return letter or facsimile in the form attached.
This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
Yours Faithfully
For and on Behalf of
UBS AG, London Branch

By:		By:

Name :	Jonathan McTernan	Name :	Esther Higgs
Title:	Director	Title:	Director
Agreed and Accepted as of the Trade Date
By: Ashford Hospitality Limited Partnership

By:	By:

Name :	Name:
Title :	Title:
UBS AG London Branch, 1 Finsbury Avenue, London, EC2M 2PP
UBS AG is a member of the London Stock Exchange and is regulated in the UK by the Financial Services Authority.
Representatives of UBS Limited introduce trades to UBS AG via UBS Limited.